Exhibit 99.1
MALIBU BOATS, INC. ANNOUNCES THIRD QUARTER FISCAL 2025 RESULTS
Loudon, TN, May 8, 2025 - Malibu Boats, Inc. (Nasdaq: MBUU) today announced its financial results for the third quarter ended March 31, 2025.
Third Quarter Fiscal 2025 Highlights Compared to Third Quarter Fiscal 2024:
•Net sales increased 12.4% to $228.7 million
•Unit volume increased 12.8% to 1,431 units
•Gross profit increased 13.4% to $45.7 million
•GAAP net income increased 119.4% to $13.2 million
•GAAP net income available to Class A Common Stock per share (diluted) increased 120.1% to $0.66 per share
•Adjusted EBITDA increased 16.0% to $28.3 million
•Adjusted fully distributed net income per share increased 14.3% to $0.72 per share on a fully distributed weighted-average share count of 20.1 million shares of Class A Common Stock

“Our team executed effectively in the third quarter, navigating ongoing market challenges by leveraging our strong brands, disciplined operational performance, and continued focus on dealer health,” commented Steve Menneto, Chief Executive Officer of Malibu Boats, Inc. “While retail softness persists, we saw encouraging momentum around our latest product introductions, even during a mixed boat show season. We remain focused on maintaining dealer inventory in line with retail demand through disciplined production and positioning Malibu to emerge even stronger from these evolving market conditions. We are committed to navigating successfully through this period of uncertainty in the market, leveraging our operational agility while continuing to deliver the innovation and quality that define the Malibu experience and position us for long-term success.”

“Given softer-than-anticipated retail trends and ongoing market uncertainty, we are updating our full-year guidance to reflect current conditions and maintain a clear focus on aligning dealer inventory levels with retail demand,” said Bruce Beckman, Chief Financial Officer of Malibu Boats, Inc. “Despite these market challenges, our execution remains strong, as evidenced by solid gross margin performance and favorable adjusted EBITDA results. As we manage through the remainder of fiscal 2025, we continue to prioritize dealer health and remain confident in our robust cash flow generation, supported by our flexible cost structure. While we are continuing to monitor international trade policy and tariff rates and their long term impact on the company, we do not anticipate tariffs materially impacting our cost structure for the rest of the fiscal year, and we continue to take a proactive approach to mitigating supply chain risks. Our strong balance sheet and ongoing cash generation gives us confidence in our ability to navigate potential headwinds while continuing to lay the foundation for Malibu’s long-term growth.”

Third Quarter Fiscal 2025 Results (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
	(Dollars In Thousands)
Net Sales	$228,662	$203,419	$600,522	$670,323
Gross Profit	$45,724	$40,333	$111,351	$134,602
Gross Profit Margin	20.0%	19.8%	18.5%	20.1%
Net Income (Loss)	$13,173	$(67,759)	$10,447	$(36,845)
Net Income (Loss) Margin	5.8%	(33.3)%	1.7%	(5.5)%
Adjusted EBITDA	$28,323	$24,409	$55,107	$86,327
Adjusted EBITDA Margin	12.4%	12.0%	9.2%	12.9%

Exhibit 99.1

Net sales for the three months ended March 31, 2025 increased $25.2 million, or 12.4%, to $228.7 million as compared to the three months ended March 31, 2024. The increase in net sales was driven primarily by increased unit volumes in the Malibu segment, a favorable model mix across all segments and inflation-driven year-over-year price increases, partially offset by decreased unit volumes in the Cobalt and Saltwater Fishing segments and an unfavorable segment mix. Unit volume for the three months ended March 31, 2025, increased 162 units, or 12.8%, to 1,431 units as compared to the three months ended March 31, 2024. Our unit volume increased primarily due to higher wholesale shipments across the Malibu segment, partially offset by lower volumes in the Cobalt and Saltwater Fishing segments due to our dealers' desire to hold less inventory.
Net sales attributable to our Malibu segment increased $42.0 million, or 69.8%, to $102.2 million for the three months ended March 31, 2025, compared to the three months ended March 31, 2024. Unit volumes attributable to our Malibu segment increased 292 units for the three months ended March 31, 2025, compared to the three months ended March 31, 2024, primarily due to lower wholesale shipments during the three months ended March 31, 2024, as a result of elevated dealer inventory levels. The increase in net sales was driven by an increase in units, a favorable model mix and inflation-driven year-over-year price increases.
Net sales attributable to our Saltwater Fishing segment decreased $9.4 million, or 11.5%, to $71.9 million, for the three months ended March 31, 2025, compared to the three months ended March 31, 2024. Unit volumes attributable to our Saltwater Fishing segment decreased 55 units for the three months ended March 31, 2025 compared to the three months ended March 31, 2024, primarily due to lower wholesale shipments driven by lower retail activity during the period and our dealers' desire to hold less inventory. The decrease in net sales was driven by a decrease in units and partially offset by a favorable model mix and inflation-driven year-over-year price increases.
Net sales attributable to our Cobalt segment decreased $7.4 million, or 12.0%, to $54.6 million for the three months ended March 31, 2025, compared to the three months ended March 31, 2024. Unit volumes attributable to Cobalt decreased 75 units for the three months ended March 31, 2025 compared to the three months ended March 31, 2024, primarily due to lower wholesale shipments driven by our dealers' desire to hold less inventory. The decrease in net sales was driven primarily by a decrease in units, partially offset by favorable model mix and inflation-driven year-over-year price increases.
Overall consolidated net sales per unit decreased (0.3)% to $159,792 per unit for the three months ended March 31, 2025, compared to the three months ended March 31, 2024. The decrease in overall consolidated net sales per unit was driven primarily by an unfavorable segment mix partially offset by favorable model mix across all segments and inflation-driven year-over-year price increases. Net sales per unit for our Malibu segment increased 3.2% to $137,417 per unit for the three months ended March 31, 2025, compared to the three months ended March 31, 2024, driven by favorable model mix and inflation-driven year-over-year price increases. Net sales per unit for our Saltwater Fishing segment increased 3.4% to $220,454 per unit for the three months ended March 31, 2025 driven by favorable model mix and inflation-driven year-over-year price increases. Net sales per unit for our Cobalt segment increased 6.3% to $151,125 per unit for the three months ended March 31, 2025, compared to the three months ended March 31, 2024, driven by favorable model mix and inflation-driven year-over-year price increases.
Cost of sales for the three months ended March 31, 2025 increased $19.9 million, or 12.2%, to $182.9 million as compared to the three months ended March 31, 2024. The increase in cost of sales was primarily driven by a 12.4% increase in net sales due to higher unit volumes, a more expensive product mix and partially offset by lower per unit labor costs due to fixed cost leveraging.
Gross profit for the three months ended March 31, 2025 increased $5.4 million, or 13.4%, to $45.7 million compared to the three months ended March 31, 2024. The increase in gross profit was driven by higher net sales partially offset by increased cost of sales for the reasons noted above. Gross margin for the three months ended March 31, 2025 increased 20 basis points from 19.8% to 20.0% driven primarily by the decrease in cost of sales as a percentage of revenue driven by lower per unit labor costs due to fixed cost leveraging.

Exhibit 99.1
Selling and marketing expenses for the three months ended March 31, 2025 increased $0.3 million, or 4.3% to $6.8 million compared to the three months ended March 31, 2024. The increase was driven primarily by an increase in certain marketing events and travel. As a percentage of sales, selling and marketing expenses decreased 20 basis points to 3.0% for the three months ended March 31, 2025 compared to 3.2% for the three months ended March 31, 2024. General and administrative expenses for the three months ended March 31, 2025 increased $1.2 million, or 6.7%, to $19.8 million as compared to the three months ended March 31, 2024, driven primarily by legal and professional fees. As a percentage of sales, general and administrative expenses decreased 0.4% to 8.7% for the three months ended March 31, 2025 compared to 9.1% for the three months ended March 31, 2024. Amortization expense remained flat at $1.7 million for the three months ended March 31, 2025.
Operating income for the third quarter of fiscal year 2025 increased to $17.4 million from a loss of $74.9 million in the third quarter of fiscal year 2024. Net income for the third quarter of fiscal year 2025 increased 119.4% to $13.2 million from a loss of $67.8 million and net income margin increased to 5.8% from (33.3)% in the third quarter of fiscal year 2024. Adjusted EBITDA in the third quarter of fiscal year 2025 increased 16.0% to $28.3 million from $24.4 million, while Adjusted EBITDA margin increased to 12.4% from 12.0% in the third quarter of fiscal year 2024.
Fiscal 2025 Guidance
For the full fiscal year 2025, Malibu anticipates net sales decline ranging from 3-5%, year-over-year, and Adjusted EBITDA margin ranging from 9% to 10%.

The Company has not provided reconciliations of guidance for Adjusted EBITDA margin, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include costs related to the Company’s vertical integration initiatives that are difficult to predict in advance in order to include in a GAAP estimate.

The updated financial guidance ranges supersede any previously disclosed financial guidance and investors should not rely on any previously disclosed financial guidance.
Webcast and Conference Call Information
The Company will host a webcast and conference call to discuss third quarter of fiscal year 2025 results on May 8, 2025 at 8:30 a.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (844) 695-5523 or (412) 317-0699 and requesting Malibu Boats. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at https://malibuboatsinc.com/investor-information/events-presentations. A replay of the webcast will also be archived on the Company’s website for twelve months.
About Malibu Boats, Inc.
Based in Loudon, Tennessee, Malibu Boats, Inc. (MBUU) is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport, sterndrive and outboard boats. Malibu Boats, Inc. is the market leader in the performance sport boat category through its Malibu and Axis boat brands, the leader in the 20’ - 40’ segment of the sterndrive boat category through its Cobalt brand, and in a leading position in the saltwater fishing boat market with its Pursuit and Cobia offshore boats and Pathfinder, Maverick, and Hewes flats and bay boat brands. A pre-eminent innovator in the powerboat industry, Malibu Boats, Inc. designs products that appeal to an expanding range of recreational boaters, fisherman and water sports enthusiasts whose passion for boating is a key component of their active lifestyles. For more information, visit www.malibuboats.com, www.axiswake.com, www.cobaltboats.com, www.pursuitboats.com, or www.maverickboatgroup.com.

Exhibit 99.1
Non-GAAP Financial Measures
This release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Fully Distributed Net Income and Adjusted Fully Distributed Net Income per Share. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation, amortization, goodwill and other intangible asset impairment expense and non-cash, non-recurring or non-operating expenses, including certain professional fees, litigation settlements and non-cash compensation expense. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures of net income (loss) as determined by GAAP. Management believes Adjusted EBITDA and Adjusted EBITDA Margin allow investors to evaluate our operating performance and compare our results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of our core operating performance. Management uses Adjusted EBITDA to assist in highlighting trends in our operating results without regard to our financing methods, capital structure, and non-recurring or non-operating expenses. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors. Adjusted EBITDA has limitations as an analytical tool and should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our liquidity.
Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets.
We define Adjusted Fully Distributed Net Income as net income (loss) attributable to Malibu Boats, Inc. (i) excluding income tax expense (benefit), (ii) excluding the effect of non-recurring or non-cash items, (iii) assuming the exchange of all LLC units into shares of Class A Common Stock, which results in the elimination of non-controlling interest in Malibu Boats Holdings, LLC (the "LLC"), and (iv) reflecting an adjustment for income tax expense (benefit) on fully distributed net income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net Income is a non-GAAP financial measure because it represents net income (loss) attributable to Malibu Boats, Inc., before non-recurring or non-cash items and the effects of non-controlling interests in the LLC. We use Adjusted Fully Distributed Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net Income assists our board of directors, management and investors in comparing our net income (loss) on a consistent basis from period to period because it removes non-cash or non-recurring items, and eliminates the variability of non-controlling interest as a result of member owner exchanges of LLC units into shares of Class A Common Stock. In addition, because Adjusted Fully Distributed Net Income (Loss) is susceptible to varying calculations, the Adjusted Fully Distributed Net Income measures, as presented in this release, may differ from and may, therefore, not be comparable to similarly titled measures used by other companies.
A reconciliation of our net income (loss) as determined in accordance with GAAP to Adjusted EBITDA and the numerator and denominator for our net income (loss) available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per share of Class A Common Stock is provided under "Reconciliation of Non-GAAP Financial Measures."

Exhibit 99.1

Cautionary Statement Concerning Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes statements in this press release regarding our guidance for fiscal year 2025 net sales and Adjusted EBITDA margin and our expectation of the impact on tariffs on our cost structure for the remainder of fiscal year 2025.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: our large fixed cost base; our ability to execute our manufacturing strategy; our ability to accurately forecast demand for our products; increases in the cost of, or unavailability of, raw materials, component parts and transportation costs; disruptions in our suppliers’ operations; our reliance on third-party suppliers for raw materials and components; our reliance on certain suppliers for our engines and outboard motors; climate events in areas where we operate; our ability to meet our manufacturing workforce needs; our dependence on key management employees; our ability to grow our business through acquisitions and integrate such acquisitions to fully realize their expected benefits; our growth strategy which may require us to secure significant additional capital; our ability to enhance existing products and develop and market new or enhanced products; our ability to protect our intellectual property; compromises or disruptions to our network and information systems; risks inherent in operating in foreign jurisdictions, including tariffs; general economic conditions; the continued strength and positive perception of our brands; increased consumer preference for used boats, alternative fuel-powered boats or the supply of new boats by competitors in excess of demand; the seasonality of our business; competition within our industry and with other activities for consumers’ scarce leisure time; changes in currency exchange rates; inflation and heightened interest rates; our reliance on our network of independent dealers and increasing competition for dealers; the financial health of our dealers and their continued access to financing; our obligation to repurchase inventory of certain dealers; our exposure to risks associated with litigation, investigation and regulatory proceedings; an impairment in the carrying value of goodwill, trade names and other long-lived assets; any failure to comply with laws and regulations including environmental, workplace safety and other regulatory requirements; covenants in our credit agreement governing our revolving credit facility which may limit our operating flexibility; our obligation to make certain payments under a tax receivable agreement; any failure to maintain effective internal control over financial reporting or disclosure controls or procedures; and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Investor Contacts
Malibu Boats, Inc.
Bruce Beckman
Chief Financial Officer
(865) 458-5478

Exhibit 99.1
InvestorRelations@MalibuBoats.com

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Net sales	$228,662	$203,419	$600,522	$670,323
Cost of sales	182,938	163,086	489,171	535,721
Gross profit	45,724	40,333	111,351	134,602
Operating expenses:
Selling and marketing	6,832	6,552	17,681	17,914
General and administrative	19,849	18,608	73,634	54,753
Goodwill and other intangible asset impairment	—	88,389	—	88,389
Amortization	1,676	1,686	5,104	5,114
Operating income (loss)	17,367	(74,902)	14,932	(31,568)
Other expense (income), net:
Other (income), net	(7)	(14)	(26)	(33)
Interest expense	525	296	1,506	1,851
Other expense, net	518	282	1,480	1,818
Income (loss) before provision (benefit) for income taxes	16,849	(75,184)	13,452	(33,386)
Provision (benefit) for income taxes	3,676	(7,425)	3,005	3,459
Net income (loss)	13,173	(67,759)	10,447	(36,845)
Net income (loss) attributable to non-controlling interest	283	(928)	242	(154)
Net income (loss) attributable to Malibu Boats, Inc.	$12,890	$(66,831)	$10,205	$(36,691)

Comprehensive income (loss):
Net income (loss)	$13,173	$(67,759)	$10,447	$(36,845)
Other comprehensive income (loss):
Change in cumulative translation adjustment	208	(1,116)	(1,604)	(440)
Other comprehensive income (loss)	208	(1,116)	(1,604)	(440)
Comprehensive income (loss)	13,381	(68,875)	8,843	(37,285)
Less: comprehensive income (loss) attributable to non-controlling interest, net of tax	287	(943)	198	(150)
Comprehensive income (loss) attributable to Malibu Boats, Inc., net of tax	$13,094	$(67,932)	$8,645	$(37,135)

Weighted-average shares outstanding used in computing net income (loss) per share:
Basic	19,557,572	20,399,018	19,776,527	20,453,951
Diluted	19,581,407	20,399,018	19,808,674	20,453,951
Net income (loss) available to Class A Common Stock per share:
Basic	$0.66	$(3.28)	$0.52	$(1.79)
Diluted	$0.66	$(3.28)	$0.52	$(1.79)

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and per share data)

	March 31, 2025	June 30, 2024
Assets
Current assets
Cash	$38,713	$26,945
Trade receivables, net	42,388	23,141
Inventories	147,626	145,573
Prepaid expenses and other current assets	6,152	6,470
Assets held for sale	3,059	—
Total current assets	237,938	202,129
Property, plant and equipment, net	237,399	244,601
Goodwill	51,040	51,415
Other intangible assets, net	170,300	175,449
Deferred tax assets	54,292	58,097
Other assets	7,797	7,933
Total assets	$758,766	$739,624
Liabilities
Current liabilities
Accounts payable	42,241	19,152
Accrued expenses	105,982	119,430
Income taxes and tax distribution payable	151	4
Total current liabilities	148,374	138,586
Deferred tax liabilities	15,887	17,661
Other liabilities	7,953	8,045
Payable pursuant to tax receivable agreement	40,616	40,613
Long-term debt	28,000	—
Total liabilities	240,830	204,905

Stockholders' Equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 19,356,193 shares issued and outstanding as of March 31, 2025; 20,181,542 issued and outstanding as of June 30, 2024	192	200
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 12 shares issued and outstanding as of March 31, 2025 and June 30, 2024	—	—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding as of March 31, 2025 and June 30, 2024	—	—
Additional paid in capital	38,628	64,222
Accumulated other comprehensive loss, net of tax	(5,802)	(4,198)
Accumulated earnings	479,990	469,785
Total stockholders' equity attributable to Malibu Boats, Inc.	513,008	530,009
Non-controlling interest	4,928	4,710
Total stockholders’ equity	517,936	534,719
Total liabilities and stockholders' equity	$758,766	$739,624

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA (Unaudited):
The following table sets forth a reconciliation of Net Income (Loss) as determined in accordance with GAAP to Adjusted EBITDA and presentation of Net Income (Loss) Margin and Adjusted EBITDA Margin for the periods indicated (dollars in thousands):

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Net income (loss)	$13,173	$(67,759)	$10,447	$(36,845)
Provision (benefit) for income taxes	3,676	(7,425)	3,005	3,459
Interest expense	525	296	1,506	1,851
Depreciation	8,201	6,544	23,399	19,211
Amortization	1,676	1,686	5,104	5,114
Goodwill and other intangible asset impairment [1]	—	88,389	—	88,389
Professional fees [2]	808	839	3,849	1,986
Litigation settlement [3]	—	—	3,500	—
Stock-based compensation expense [4]	264	1,839	4,297	3,162
Adjusted EBITDA	$28,323	$24,409	$55,107	$86,327
Net Sales	$228,662	$203,419	$600,522	$670,323
Net Income (Loss) Margin [5]	5.8%	(33.3)%	1.7%	(5.5)%
Adjusted EBITDA Margin [5]	12.4%	12.0%	9.2%	12.9%

(1)	For the three and nine months ended March 31, 2024, represents impairment of goodwill and trade names related to our Maverick Boat Group reporting unit in the amounts of $49.2 million and $39.2 million, respectively.
(2)	For the three and nine months ended March 31, 2025, represents legal and advisory fees related to ongoing litigation with our insurance carriers related to the Batchelder matters and ongoing litigation with Tommy's Boats and Matthew Borisch for fiscal year 2025. For the three and nine months ended March 31, 2024, represents legal and advisory fees related to ongoing litigation with our insurance carriers related to Batchelder matters for fiscal year 2024 and legal and advisory fees related to product liability cases that were settled for $100.0 million in June 2023.
(3)	Represents the amount we have agreed to pay pursuant to a settlement agreement with the Chapter 11 trustee (the "Trustee") for Tommy's Fort Worth LLC and its affiliate debtors. The Settlement Agreement was approved by United States Bankruptcy Court of the Northern District of Texas Fort Worth Division (the "Bankruptcy Court") on November 19, 2024, but has not gone effective because the Bankruptcy Court has not yet decided whether Mr. Borisch’s claims are property of the Tommy’s Boats bankruptcy estates. The Trustee’s request for that finding and an injunction against Mr. Borisch is still pending before the Bankruptcy Court.
(4)	Represents equity-based incentives awarded to employees under our long-term incentive plans and profit interests issued under the previously existing limited liability company agreement of the LLC.
(5)	We calculate net income (loss) margin as net income (loss) divided by net sales, and we define Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.

Exhibit 99.1
Reconciliation of Non-GAAP Adjusted Fully Distributed Net Income (Loss) (Unaudited):
The following table shows the reconciliation of the numerator and denominator for Net Income (Loss) available to Class A Common Stock per share to Adjusted Fully Distributed Net Income (Loss) per Share of Class A Common Stock for the periods presented (in thousands except share and per share data):

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Reconciliation of numerator for net income (loss) available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Net income (loss) attributable to Malibu Boats, Inc.	$12,890	$(66,831)	$10,205	$(36,691)
Provision (benefit) for income taxes	3,676	(7,425)	3,005	3,459
Goodwill and other intangible asset impairment [1]	—	88,389	—	88,389
Professional fees [2]	808	839	3,849	1,986
Acquisition and integration related expenses [3]	1,641	1,659	4,995	5,013
Stock-based compensation expense [4]	264	1,839	4,297	3,162
Litigation settlement [5]	—	—	3,500	—
Net income (loss) attributable to non-controlling interest [6]	283	(928)	242	(154)
Fully distributed net income before income taxes	19,562	17,542	30,093	65,164
Income tax expense on fully distributed income before income taxes [7]	4,793	4,298	7,373	15,965
Adjusted fully distributed net income	$14,769	$13,244	$22,720	$49,199

Exhibit 99.1

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Reconciliation of denominator for net income (loss) available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Weighted-average shares outstanding of Class A Common Stock used for basic net income (loss) per share:	19,557,572	20,399,018	19,776,527	20,453,951
Adjustments to weighted-average shares of Class A Common Stock:
Weighted-average LLC units held by non-controlling unit holders [8]	321,419	347,529	321,419	420,052
Weighted-average unvested restricted stock awards issued to management [9]	241,931	287,221	273,562	259,719
Adjusted weighted-average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income per Share of Class A Common Stock:	20,120,922	21,033,768	20,371,508	21,133,722

Exhibit 99.1
The following table shows the reconciliation of net income (loss) available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Net income (loss) available to Class A Common Stock per share	$0.66	$(3.28)	$0.52	$(1.79)
Impact of adjustments:
Provision (benefit) for income taxes	0.19	(0.36)	0.15	0.17
Goodwill and other intangible asset impairment [1]	—	4.32	—	4.32
Professional fees [2]	0.04	0.04	0.19	0.10
Acquisition and integration related expenses [3]	0.08	0.09	0.25	0.25
Stock-based compensation expense [4]	0.01	0.09	0.22	0.15
Litigation settlement [5]	—	—	0.18	—
Net income (loss) attributable to non-controlling interest [6]	0.01	(0.04)	0.01	(0.01)
Fully distributed net income per share before income taxes	0.99	0.86	1.52	3.19
Impact of income tax expense on fully distributed income before income taxes [7]	(0.25)	(0.21)	(0.37)	(0.78)
Impact of increased share count [10]	(0.02)	(0.02)	(0.03)	(0.08)
Adjusted Fully Distributed Net Income per Share of Class A Common Stock	$0.72	$0.63	$1.12	$2.33

Exhibit 99.1

(1)	For the three and nine months ended March 31, 2024, represents impairment of goodwill and trade names related to our Maverick Boat Group reporting unit in the amounts of $49.2 million and $39.2 million, respectively.
(2)	For the three and nine months ended March 31, 2025, represents legal and advisory fees related to ongoing litigation with our insurance carriers related to the Batchelder matters and ongoing litigation with Tommy's Boats and Matthew Borisch for fiscal year 2025. For the three and nine months ended March 31, 2024, represents legal and advisory fees related to ongoing litigation with our insurance carriers related to Batchelder matters for fiscal year 2024 and legal and advisory fees related to product liability cases that were settled for $100.0 million in June 2023.
(3)	For the three and nine months ended March 31, 2025 and 2024, represents amortization of intangibles acquired in connection with the acquisitions of Maverick Boat Group, Pursuit and Cobalt.
(4)	Represents equity-based incentives awarded to employees under our long-term incentive plans and profit interests issued under the previously existing limited liability company agreement of the LLC.
(5)	Represents the amount we have agreed to pay pursuant to a settlement agreement with Trustee for Tommy's Fort Worth LLC and its affiliate debtors. The Settlement Agreement was approved by the Bankruptcy Court on November 19, 2024, but has not gone effective because the Bankruptcy Court has not yet decided whether Mr. Borisch’s claims are property of the Tommy’s Boats bankruptcy estates. The Trustee’s request for that finding and an injunction against Mr. Borisch is still pending before the Bankruptcy Court.
(6)	Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock.
(7)	Reflects income tax expense at an estimated normalized annual effective income tax rate of 24.5% and 24.5% of income before income taxes for the three and nine months ended March 31, 2025 and 2024, respectively, assuming the conversion of all LLC Units into shares of Class A Common Stock. The estimated normalized annual effective income tax rate for fiscal year 2025 is based on the federal statutory rate plus a blended state rate adjusted for the research and development tax credit, the foreign derived intangible income deduction, and foreign income taxes attributable to our Australian subsidiary.
(8)	Represents the weighted-average shares outstanding of LLC Units held by non-controlling interests assuming they were exchanged into Class A Common Stock on a one-for-one basis.
(9)	Represents the weighted-average unvested restricted stock awards included in outstanding shares during the applicable period that were convertible into Class A Common Stock and granted to members of management.
(10)	Reflects impact of increased share counts assuming the exchange of all weighted-average shares outstanding of LLC Units into shares of Class A Common Stock and the conversion of all weighted-average unvested restricted stock awards included in outstanding shares granted to members of management.